Exhibit 99.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

Dr. Paul J. Kelly

206 Cliff Road

Wellesley, MA 02481

Dear Dr. Kelly:

The purpose of this letter agreement (the “Agreement”) is to confirm the terms regarding your separation from employment with Orchid Cellmark Inc. (“Orchid” or the “Company”). As more fully set forth below, the Company desires to provide you with severance pay and benefits in exchange for certain agreements by you. You are referred to hereafter as the “Employee.”

1.	Separation Date. The Employee’s last day of employment with Orchid is March 8, 2006 (the “Separation Date”).

2	General Benefits.

a.	All unvested stock options granted to Employee under the Orchid BioSciences, Inc. Amended and Restated 2005 Stock Plan and under the Orchid BioComputer, Inc. 1995 Stock Incentive Plan (collectively, the “Stock Plans”) shall terminate on the Separation Date. Employee will, however, have ninety (90) days from the Separation Date to exercise any stock options that were granted to Employee under the Stock Plans and vested on or before the Separation Date.

b.	All group-term life insurance, long-term disability, short-term disability, medical, dental and vision insurance, and other welfare benefits terminate in accordance with the provisions of the applicable plans. The Employee may be entitled to individual conversion privileges under the various policies. Orchid has provided information to the Employee regarding all individual conversion rights.

c.	The Employee will be entitled to a distribution of all vested benefits under the Orchid BioSciences, Inc. 401(k) Employee Savings Plan (the “Section 401(k) Plan”), in accordance with the provisions of the Section 401(k) Plan. The amounts thereof shall be determined as of the Separation Date. Any payroll deduction or Orchid-funded match contributed to the Section 401(k) Plan will cease as of the Separation Date. Severance benefits set forth in Section 3 will not be treated as “Compensation” for purposes of Employee Salary Reduction Contributions to the Section 401(k) Plan.

d.	The Employee will be entitled to a distribution of all vested benefits under the Orchid Cellmark Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), in accordance with the provisions of the Deferred Compensation Plan and applicable law. Any Orchid contributions to the Deferred Compensation Plan cease as of the Separation Date. Severance benefits set forth in Section 3 will not result in any payments to the Deferred Compensation Plan.

e.	The Employee may be entitled to state unemployment benefits, subject to applicable state law. Orchid will not contest any claim for unemployment benefits. However, nothing in this Agreement shall prohibit Orchid from responding truthfully to any inquiries from any state agencies seeking information in connection with the payment of any unemployment benefits.

3.	Additional Benefits.

a.	Orchid shall pay the Employee the gross amount of $31,250 per month for the period of six (6) months from or after the Effective Date, totaling One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500), paid in accordance with the Company’s usual payroll practices. The foregoing payments will be treated as regular wages to the Employee for purposes of federal, state and local income tax and other withholding requirements, and will be reported on IRS Form W-2. Notwithstanding any provision to the contrary, the payment of any severance benefits will not be treated as extending the Employee’s employment for any employee benefit, employment or any other purposes.

b.	The Employee is entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) after the Separation Date, which is the date of a “qualifying event” under COBRA, if the Employee was receiving medical coverage from Orchid, in accordance with administrative procedures established by Orchid. If the Employee elects COBRA, Orchid will pay the premiums for the COBRA continuation of health coverage (less the Employee’s usual co-pay) for the six (6) month period following the Separation Date.

c.	Orchid agrees, to the maximum extent permitted by law and the Company By-Laws, to waive and release its right to assert any form of legal claim against the Employee whatsoever for any alleged action, inaction or circumstance evidenced in the Board minutes or about which the Board of Directors of Orchid was specifically informed in the formal written materials distributed to the Board for a Board meeting. Orchid’s waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action against the Employee seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, indemnity, contribution, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorney’s fees and any other costs) for any alleged action, inaction or circumstance existing or arising through the Separation Date about which the Board of Directors was notified as set forth above. Notwithstanding the foregoing, this section does not release the Employee from any obligation expressly set forth in this Agreement.

d.	The Company and the Employee shall keep the reasons for the separation of Employee’s employment confidential and shall not disclose such reasons to anyone other than the Board of Directors and legal counsel, except as required to comply with their legal obligations, to respond to legal process, or in connection with litigation. The Company shall instruct its officers and directors to refrain from making any public statements about Employee that defame Employee or are intended to injure his reputation.

e.	Employee agrees that he has been paid all final wages and all other forms of compensation or benefits that were due to him as of the Separation Date or which would have become due in the future in connection with his employment with or separation of employment from the Company. Except as specifically set forth in Section 2 and this Section 3, no benefits, bonuses, or additional compensation (including, without limitation, the right to receive compensation, benefits, severance pay or notice pay under the Employee’s Employment Agreement or to participate in the Section 401(k) Plan, the Stock Plans, the Orchid Severance Plan, any Management Incentive Plan/Bonus Plan, or any other plan document, any disability insurance plan, or any other similar plans of Orchid or its Related Entities that Employee participated in at any time during Employee’s employment with Orchid or its Related Entities) shall be available or payable to Employee after the Separation Date. Nothing contained in Section 2 or this Section 3 shall be deemed to be an amendment, modification or supplement to any of the foregoing plans or documents or any stock options agreements between Employee and Orchid.

4.	Adequate Consideration. The Employee agrees that the promises made by the Company in this Agreement are adequate and sufficient consideration for the Employee’s promises and agreements hereunder, including but not limited to the General Release and Covenant Not to Sue set forth in Sections 7 and 8 below.

5.	Return of Property. To the extent the Employee is in the possession of any Orchid property, including without limitation personal computers, fax machines, scanners, copiers, cellular phones, Blackberry devices, Orchid credit cards, cars, and any documents, files, correspondence and related materials (either of Orchid, Orchid clients, or otherwise), the Employee agrees to return all such property to Orchid on or before the Effective Date of this Agreement.

6.	Expense Accounts and Reports. The Employee will be allowed to submit a final expense report and accounting to Orchid within two (2) weeks after the Effective Date of this Agreement, and will receive reimbursement from Orchid, if any, in accordance with all corporate policies and procedures.

7.	General Release.

a.	In exchange for the good and valuable consideration provided by Orchid in this Agreement, the Employee hereby irrevocably and unconditionally, on behalf of the Employee and the Employee’s heirs, executors, administrators, successors and assigns (collectively, the “Releasors”), forever releases and discharges Orchid, its subsidiaries, affiliates and Related Entities (as defined below), and all officers, directors, agents and employees of the foregoing (collectively, the “Released Group”), from all claims, grievances, liabilities, actions, damages, demands and lawsuits of any kind whatsoever (collectively, “Claims”), in law or at equity, which the Releasors had, now have or hereafter may have against the Released Group or any of them, and agrees that he has waived the Releasors’ right to assert any such Claim.

b.	Without limiting the foregoing general waiver and release, the Employee specifically waives and releases the Released Group from any Claim arising from or related to the Employee’s employment relationship with the Company or the termination thereof, including, without limitation: (a) claims under any state or federal discrimination fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Separation Date), including the Age Discrimination in Employment Act and the New Jersey Law Against Discrimination; (b) claims under any local, state or federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other state or local securities statutes and regulations; (c) claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Separation Date; (d) claims under any state or federal common law theory; and (e) any other Claim arising under local, state or federal statutory, regulatory or common law.

c.	Notwithstanding the foregoing, this section does not release Orchid from any obligation expressly set forth in this Agreement, does not act as a waiver or release of the Employee’s right, if any, to individual conversion privileges under any medical, dental, long term disability, life insurance, and other welfare program or to indemnification pursuant to the Company’s by-laws, does not act as a waiver or release of any claims that the Employee cannot by law waive or release, and does not prohibit the Employee from challenging the validity of this release under the federal Age Discrimination in Employment Act (“ADEA”), filing a charge or complaint of age discrimination with the federal Equal Employment Opportunity Commission (“EEOC”), or participating in any investigation or proceeding conducted by the EEOC. In addition, nothing in this release or this Agreement shall limit the Released Group’s right to seek immediate dismissal of such charge or complaint on the basis that the Employee’s signing of this Agreement constitutes a full release of any individual rights under the ADEA or other laws, or to seek recovery from the Employee, to the extent permitted by law, of the Consideration provided to the Employee under this Agreement in the event that the Employee successfully challenges the validity of this release and prevails on the merits of a claim under the ADEA or other laws.

d.	For purposes of this Agreement, the term “Related Entities” will include any corporation, partnership or other entities within Orchid’s “single employer” group as defined under Section 414 of the Internal Revenue Code (the “Code”), Orchid’s controlled group under Section 1563 of the Code, any 50% joint venturer or any other applicable provisions of the Code, whether foreign or domestic entities.

8.	Covenant Not to Sue. The Employee agrees that the Employee will not file any Claim against the Released Group or any of them based upon any act or event which Employee has released or discharged under this Agreement. In the event any Claim is filed, brought or pursued by others in the Employee’s name or on the Employee’s behalf by or before any federal, state, or local agency or court, the Employee hereby waives the right to any damages or other relief from any such action. This paragraph does not apply to a challenge made by the Employee to the knowing and voluntary nature of the Employee’s waiver of claims under the Age Discrimination in Employment Act of 1967.

9.	Non-Admission of Liability. The use and entry into this Agreement by Orchid and Employee does not signify any liability by Orchid or any Related Entities or by Employee. Neither execution of this Agreement nor the fact of this Agreement shall entitle Employee to be deemed a prevailing party under any statute or Claim, and Employee expressly waives any right to assert that Employee is entitled to recover attorney’s fees as a prevailing party.

10.	Period for Review and Consideration of Agreement. The Employee understands that the Employee will be given a period of 21 days to review and consider this Agreement before signing it. The Employee further understands that the Employee may wait up to 21 days prior to signing the Agreement, or may also execute the Agreement prior to the expiration of the 21 day review period. In the event that the Employee has not returned a signed copy of this Agreement to the Company within 21 days of receipt, the Company will assume that the Employee has elected not to sign this agreement and the offered terms contained herein will lapse.

11.	Taxation. Orchid does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including but not limited to consequences related to Section 409A of the Code. Employee agrees to indemnify Orchid for any penalties or other tax-related costs, including but not limited to attorneys fees and accountants fees, it may incur for failure to make any withholdings pursuant to Code Section 409A if any of the payments are deemed subject to Code Section 409A.

12.	Encouragement to Consult Attorney. By signing this agreement, the Employee is giving up important rights; therefore the Employee is strongly advised to consult with an attorney of the Employee’s choosing before signing this Agreement. By signing this Agreement, Employee certifies that Employee has carefully read the terms of this Agreement, understands them, and has voluntarily entered into this Agreement with the intention of releasing all Claims, if any, recited herein, in exchange for the consideration described herein. The Employee further certifies that neither Orchid, nor any of its agents, representatives or attorneys have made any representations to the Employee concerning this Agreement other than those contained herein.

13.	Right to Revoke Agreement. The Employee may revoke this Agreement within seven (7) days of the Employee’s signing of this Agreement. If this Agreement has not been revoked within such 7-day period it becomes effective on the 8th day (the Effective Date”). Revocation can be made by delivering a written notice of revocation to General Counsel, Orchid Cellmark Inc., 4390 US Route 1 North, 1st Floor, Princeton, NJ 08540. For this revocation to be effective, written notice must be received by Orchid no later than close of business on the 7th day after the Employee signs this Agreement.

14.	Trade Secrets, Confidential and/or Proprietary Information. Employee agrees to regard and preserve as confidential: (i) all trade secrets and/or other proprietary and/or confidential information belonging to the Company or any Related Entities; and (ii) all trade secrets and/or other proprietary and/or confidential information belonging to a third party which have been confidentially disclosed to the Company, which trade secrets and/or other proprietary and/or confidential information described in (i) and (ii) above (collectively, “Confidential Information”) have been or may be developed or obtained by or disclosed to the Employee by reason of the Employee’s relationship with the Company or any Related Entities.

Without written authority from the Company to do so, Employee shall not, directly or indirectly, use for the Employee’s own benefit or purposes or for the benefit or purpose of any other person or entity, or disclose to any person or entity, any Confidential Information. This provision shall not apply to the Employee’s general expertise and know-how or to Confidential Information that has been voluntarily disclosed to the public by the Company, or otherwise entered the public domain through lawful means. Confidential Information shall include, but not be limited to, all nonpublic information relating to the Company’s (i) business, research, development and marketing plans, strategies and forecasts; (ii) products and services (whether existing, in development, or being contemplated); (iii) customers’ identities, usages, and requirements; (iv) reports; (v) pricing and formulas; (vi) specifications; (vii) designs, software and other technology; and (viii) terms of contracts.

15.	No Solicitation of Employees; No Solicitation of Clients. During the course of employment with the Company, the Employee came into contact and became familiar with the Company’s employees, their knowledge, skills, abilities, salaries, commissions, draws, benefits, and other matters with respect to such employees, all of which information is not generally known to the public, but has been developed, acquired or compiled by the Company at its great effort and expense. Any solicitation, luring away or hiring of such employees of the Company will be highly detrimental to the business of the Company and may cause serious loss of business and great and irreparable harm. Consequently, the Employee covenants and agrees that for a period of one (1) year after the Employee’s Separation Date, the Employee will not, directly or indirectly, whether on behalf of the Employee or others, solicit, lure or hire away or attempt to solicit, lure or hire away any employees of the Company or any Related Entities, or assist or aid in any such activity.

The Employee agrees that for a period of one (1) year after the Employee’s Separation Date, the Employee will not, directly or indirectly, through any other person, firm, corporation or other entity, solicit any customers or clients of the Company or any Related Entities for a purpose that is competitive in any way with the business of the Company or any Related Entities.

16.	Representation. The Employee hereby represents and warrants that, during the period from the Separation Date through the present, he has not engaged in any activity that is inconsistent with or violates Sections 14 or 15 of this Agreement.

17.	Reasonableness of Covenants. The Employee acknowledges that the scope of the non-solicitation of employees and clients provisions contained in this Agreement are reasonable, and apply in the context of any voluntary or involuntary termination of employment. In the event that any aspect of these provisions is deemed to be unreasonable by a court, the Employee will submit to any reductions as the court shall deem reasonable. In the event the Employee violates these provisions, then the time limitations shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

18.	Non-Defamation. The Employee agrees that the Employee will not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to or be construed to tend to defame Orchid, or its officers, directors or employees, or its or their reputation, nor will the Employee assist any other person, firm or company in engaging in such activities. Without in any way limiting the foregoing, the Employee also agrees not to make any public statements (whether oral or written) regarding his termination from Orchid, or to make any statements (whether oral or written) to the media, any shareholders of Orchid, any analysts, or the like other than as expressly authorized by Orchid in writing.

19.	Consequences of Employee Violation of Promises. If the Employee (or any member of the Employee’s immediate family, or anyone acting through or on behalf of the Employee) breaches the Employee’s promises contained within this Agreement or files any Claim based upon any act or event that the Employee has released or discharged under this Agreement, then (a) the Employee will pay for all costs incurred by any member of the Released Group, including reasonable attorney’s fees in defending against the Employee’s Claim, (b) the Employee will remit to Orchid any and all monies paid to the Employee under this Agreement, and (c) Orchid will not be required to make any further payments under Section 3. The terms of this paragraph shall not apply to a challenge to the knowing and voluntary nature of a waiver of claims under the Age Discrimination in Employment Act of 1967 and the Employee shall not be penalized for exercising that right. The Employee waives any Claims or rights to payment of any attorney’s fees or expenses for review of this document or any issues arising out of the Employee’s termination. Notwithstanding any breach of this Agreement by Employee, this Agreement shall be binding upon the Employee and the Employee’s heirs, executors, administrators, successors and assigns.

20.	Entire Agreement. This Agreement constitutes the entire agreement between the Employee and Orchid concerning the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, whether oral or written, except for any confidentiality or similar agreement between Employee and Orchid (or any of its predecessors), the terms of which Employee shall continue to be bound by. In particular (but not exclusively), this Agreement supersedes the Employment Agreement between Orchid and the Employee dated May 16, 2003. Employee agrees that Orchid has made no promises to the Employee concerning the subject matter hereof other than as set forth in this Agreement.

21.	Waivers. A waiver by either party of any term or condition of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Agreement will be cumulative and none of them will be in limitation of any other right, remedy, undertaking or obligation of either party. This Agreement may only be amended or modified, or a provision hereof waived, in a writing signed by both Employee and a duly authorized officer of Orchid.

22.	Injunctive Relief. The Employee acknowledges that monetary damages may be an inadequate remedy in the event of an intended, threatened or actual breach by the Employee of any of the Employee’s covenants made in this Agreement, and that any breach by the Employee will cause the Company great and irreparable injury and damage. Therefore, Employee agrees that the Company shall be entitled, without waiving any additional rights or remedies otherwise available to the Company at law or in equity or by statute, and without the requirement of posting a bond or proving actual damages, to injunctive and other equitable relief in the event of an intended, threatened, or actual breach by the Employee of any of such covenants.

23.	Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

24.	Severability Clause; Headings. If any one or more provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Headings to the sections of this Agreement are inserted for convenience of reference only and shall not be used to interpret this Agreement.

25.	No Release of Future Claims. This Agreement does not waive or release any rights or claims that the Employee may have under the Age Discrimination in Employment Act which arise after the effective date of the Agreement, if applicable.

26.	New Jersey Law. The Employee and Orchid agree that this Agreement and any interpretation thereof will be governed by the laws of the State of New Jersey, without giving effect to conflict of law principles, except as preempted by ERISA. Both parties agree to exclusive venue in the state or federal courts located in the State of New Jersey.

Thank you for your service. We wish you the best of luck with your future endeavors.

ORCHID CELLMARK INC.

By:	/s/ George Poste
Its:	Chairman
Date:	April 24, 2006

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, CONSULTED LEGAL COUNSEL, UNDERSTANDS THE TERMS OF THE AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT.

DR. PAUL J. KELLY

Date: 21st April 2006